EXHIBIT 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In connection with Quarterly Report of China Energy Corporation and its subsidiaries (the “Company”) on Form 10-Q for the period ended August 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, WenXiang Ding, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 20, 2011	By:	/s/ WenXiang Ding
	Name:	WenXiang Ding
	Title:	Chief Executive Officer